Exhibit 10.19

MALLARD HOLDCO, LLC

AWARD AGREEMENT

THIS AWARD AGREEMENT (this “Agreement”) is made as of this                 day of                 ,                 , (the “Grant Date”) between Mallard Holdco, LLC, a Delaware limited liability company (the “Company”), and the undersigned Recipient (the “Recipient”). Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company desires to grant to the Recipient an Award pursuant to the terms of the Amended and Restated Mallard Holdco, LLC 2016 Equity Incentive Plan, as it may be amended from time to time, (the “Plan”); and

WHEREAS, the parties hereto believe that it would be in the best interests of the Company and its Affiliates if they agree, as provided in this Agreement, on certain matters relating to confidentiality, restricted activities and the Recipient’s Award.

NOW THEREFORE, in consideration of the foregoing, the agreements set forth below and the parties’ desire to further the interests of the Company and its Affiliates, the parties hereby agree with each other as follows:

1. Grant. Subject to the terms set forth in this Agreement and in the Plan, the Company hereby grants to the Recipient                Class M Common Units with a Distribution Threshold of $                 .

2.	Vesting; Repurchase Rights.

(a)	Vesting.

(i)	of the Class M Common Units granted pursuant to this Award shall vest .

(ii)

For purposes of this Agreement and the Plan, the portion of the Award that is or becomes vested, and is not forfeited, in each case in accordance with the provisions of this Agreement, is referred to as “Vested” and the portion of the Award that has not become vested pursuant to the terms of this Agreement is referred to is “Unvested”.

(iii)

In the event of the termination of the Recipient’s Employment for any reason, no additional portion of the Award will become Vested at or after the time of such termination of Employment and the Unvested portion of the Award shall immediately be forfeited without any further action for no consideration due to the Recipient. The Recipient’s retention of the Vested portion of the Award shall in all cases be conditioned upon the Recipient signing and returning to the Company (without revoking) a timely and effective general release of claims in customary form provided by the Company by the deadline specified therein, which in all events shall become effective and irrevocable not later than the sixtieth (60th) calendar day following the date of termination of Employment.

(iv)

In the event that (A) the Recipient’s Employment is terminated for Cause (as hereinafter defined), (B) the Board or the Company determines within the 12 months following termination of the Recipient’s Employment that grounds for termination for Cause (as hereinafter defined) existed at the time of termination of the Recipient’s Employment, (C) the Recipient (I) breaches any of the Restrictive Covenants or (II) engages in any Restricted Activities (in each case as hereinafter defined) while the Recipient is a member of the Company (provided, that the forfeiture provision set forth in this Section 2(a)(iv)(C)(II) shall terminate upon the first anniversary of the termination of the Recipient’s Employment) or (D) the Recipient fails to agree to provide up to six months of transition services, if requested by the Board prior to a Company Sale, but only to the extent that (i) the Recipient’s duties and base compensation are consistent with the Recipient’s duties and base compensation immediately prior to such Company Sale, to the Company, any of its Affiliates or a successor or purchaser thereof in connection with a Company Sale and (ii) the Recipient is eligible to receive the pro-rated portion of his or her bonus attributable to the transition period, the entirety of the Award granted hereunder shall automatically be forfeited for no consideration due to the Recipient, without any further action or payment and whether or not some or all of such Award was or had become Vested at the time of such termination of Employment. For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following, as determined by the Board in its reasonable judgment: (i) the Recipient’s material failure to perform (other than by reason of disability), or substantial negligence in the performance of, the Recipient’s duties and responsibilities to the Company or any of its Affiliates; (ii) the Recipient’s material breach of this Agreement, the LLC Agreement or any other agreement between the Recipient and the Company or any of its Affiliates; (iii) the Recipient’s commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or (iv) other conduct by the Recipient that is or could reasonably be expected to be materially harmful to the business interests or reputation of the Company or any of its Affiliates. Notwithstanding the foregoing, if the Recipient is party to an employment, severance-benefit, change in control or similar agreement with the Company or any Affiliate of the Company that contains a definition of “Cause” (or a correlative term), such definition will apply (in the case of such Recipient) in lieu of the definition set forth above for so long as such agreement remains in effect.

(b)	Repurchase Rights. In the event of the termination of the Recipient’s Employment, the Vested portion of the Award shall be subject to the repurchase provisions set forth in the LLC Agreement.

(c)	Restricted Activities. For purposes of this Agreement, “Restricted Activities” shall mean, other than in furtherance of the business of the Company or its subsidiaries:

i)

Directly or indirectly, whether as an owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, engaging in or competing with, or undertaking any planning to engage in or compete with, all or any portion of the business conducted or in active planning to be conducted by the Company or any of its subsidiaries or any of their respective Affiliates at any time while the Recipient holds an Award (the “Restricted Business”), in any geographic area in which the Restricted Business is conducted or in active planning to be conducted at any time while the Recipient holds an Award;

ii)

Directly or indirectly (A) soliciting or encouraging any customer, vendor, supplier, or other business partner of the Company or any of subsidiaries or any of their respective Affiliates to terminate or diminish his, her or its relationship with any of them or (B) seeking to persuade any such customer, vendor, supplier, or other business partner, or any prospective customer, vendor, supplier, or other business partner of the Company or any of its subsidiaries or any of their respective Affiliates, to conduct with anyone else any business or activity which such business partner or prospective business partner conducts or could conduct with the Company or any of its subsidiaries or any of their respective Affiliates; provided, however, that these restrictions shall apply only with respect to those Persons who are or have been a business partner of the Company or any of its subsidiaries or any of their respective Affiliates at any time within the immediately preceding twenty-four (24)-month period or whose business has been solicited on behalf of the Company or any of its subsidiaries or any of their respective Affiliates by any of their officers, employees or agents within such twenty-four (24)-month period, other than by form letter, blanket mailing or published advertisement; or

iii)

Directly or indirectly (A) hiring or engaging, or soliciting for hiring or engagement, any employee of the Company or any of its subsidiaries or any of their respective Affiliates or seeking to persuade any such employee to discontinue employment or (B) soliciting or encouraging any independent contractor providing services to the Company or any of its subsidiaries or any of their respective Affiliates to terminate or diminish his, her of its relationship with any of them. For the purposes of this Section 2(c), an “employee” or an “independent contractor” of the Company or any of its subsidiaries or any of their respective Affiliates is any Person who was such at any time during the immediately preceding twenty-four (24)-month period.

3. Restrictive Covenants. As a condition to and in consideration of the grant of Class M Common Units to the Recipient hereunder, the Recipient acknowledges and agrees that the Recipient shall not engage in Restricted Activities while the Recipient is Employed by Company or its subsidiaries and shall be subject to the other restrictive covenants set forth in this Section 3, in addition to any confidentiality, non-competition, non-solicitation, no-hire, non-disparagement, invention assignment, cooperation or other similar obligations of the Recipient to the Company or any of its Affiliates (such obligations, together with the restrictive covenants set forth in this Section 3, the “Restrictive Covenants”).

(a)

Confidential Information. During the course of the Recipient’s Employment, the Recipient has learned and will continue to learn of Confidential Information, and has developed and will continue to develop Confidential Information on behalf of the Company and its Affiliates. The Recipient agrees not to use or disclose to any Person (except as required by applicable law or for the proper performance of the Recipient’s duties and responsibilities for the Company and/or any of its Affiliates) any Confidential Information obtained by the Recipient incident to the Recipient’s Employment or any other association with the Company or any of its Affiliates. The Recipient agrees that this restriction will continue to apply after the Recipient’s Employment terminates, regardless of the reason for such termination. For the avoidance of doubt, (i) nothing contained in this Agreement limits, restricts or in any other way affects the Recipient’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity and (ii) the Recipient will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding the foregoing immunity from liability, the Recipient may be held liable if the Recipient unlawfully accesses any trade secret by unauthorized means. For purposes of this Agreement, “Confidential Information” means any and all information of the Company and/or any of its Affiliates that is not generally available to the public. Confidential Information also includes any information received by the Company or any of its Affiliates from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include any information that enters the public domain, other than through the Recipient’s breach of his or her obligations under this Agreement or any other agreement between the Recipient and the Company or any of its Affiliates.

(b)

Assignment of Rights to Intellectual Property. The Recipient shall promptly and fully disclose all Intellectual Property to the Company or its applicable Affiliate. The Recipient hereby assigns and agrees to assign to the Company (or its Affiliate or other entity to the extent directed by the Company) the Recipient’s full right, title and interest in and to all Intellectual Property. The Recipient agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company (or its Affiliate or other entity, to the extent directed by the Company) and to permit the Company (or Affiliate or other entity, to the extent applicable) to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Recipient will not charge the Company or any of its Affiliates for time spent in complying with the foregoing obligations. All copyrightable works that the Recipient creates during the Recipient’s Employment shall be considered a “work made for hire” and shall, upon creation, be owned exclusively by the Company or its applicable Affiliate. For purposes of this Agreement, “Intellectual Property” means any invention, discovery, development, method, process, composition, work, concept or idea (whether or not patentable or copyrightable or constituting a trade secret) (collectively, “Inventions”) conceived, made, created, developed or reduced to practice by the Recipient (whether alone or with others, whether or not during normal business hours or on or off the premises of the Company or any of its Affiliates) during the Recipient’s Employment that relate either to the business of the Company or any of its Affiliates or to any prospective activity of the Company or any of its Affiliates or that result from any work performed by the Recipient for the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates. Notwithstanding the foregoing, Intellectual Property does not include any Invention that qualifies fully for exclusion under the provisions of California Labor Code Section 2870, the terms of which are set forth in Schedule I to this Agreement.

4. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Recipient and their respective heirs, executors, administrators, legal representatives, successors and assigns.

6. No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Recipient any right to be retained, in any position, as an employee or other service provider of the Company or any Affiliate thereof.

7. Election under Section 83(b). The Recipient and the Recipient’s spouse, if applicable, shall execute and deliver to the Company within fifteen (15) days of the Grant Date, a copy of the Acknowledgment and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Code (the “Acknowledgment”) substantially in the form attached hereto as Attachment A, together with a copy of the Election Pursuant to Section 83(b) of the Code, substantially in the form attached hereto as Attachment B, which the Recipient and the Recipient’s spouse, if applicable, shall have filed with the appropriate Internal Revenue Service office. The Recipient should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence and whether such filing is desirable under the circumstances.

8. Consultation with Counsel. The Recipient hereby acknowledges and represents that he or she has had the opportunity to consult with independent legal counsel regarding his or her rights and obligations under this Agreement and that he or she fully understands the terms and conditions contained herein.

9. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

10. Unit Certificate Restrictive Legends. Certificated Class M Common Units evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends:

“THE UNITS OR OTHER INTERESTS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON                 , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF AUGUST 15, 2017, AS IT MAY BE AMENDED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”) AND BY AND AMONG THE MEMBERS. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

11. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

12. Entire Agreement. This Agreement, the Plan and the LLC Agreement constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

13. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware. In the event of any alleged breach or threatened breach of this Agreement, the parties hereby consent and submit to the jurisdiction of the federal and state courts in and of the State of Delaware and to service of legal process in the State of Delaware.

14. Power of Attorney. The Recipient hereby irrevocably constitutes and appoints each of the Company and any of its officers with full power of substitution, acting jointly or severally, as its attorney-in-fact and agent to sign, execute and deliver, in its name and on its behalf, all or any such agreement, deeds, instruments, documents and/or any counterpart thereof or certificates or to take any such action as it deems necessary from time to time or as is required under any applicable law to admit the Recipient as a member of the Company or to conduct the affairs of the Company, including (without limitation) the power and authority to sign, execute and deliver (or attach signature pages to) (i) the LLC Agreement and (ii) any amendment to the LLC Agreement adopted in accordance with its terms. This power of attorney is given to secure the obligations of the Recipient hereunder and deemed coupled with an interest of the Company and is irrevocable. The Recipient shall, as a condition to the issuance of the Award hereunder, execute and deliver to the Company a signature page to the LLC Agreement, agreeing to be bound by the terms thereof as a Class M Member thereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Mallard Holdco, LLC

By:
Name:
Title:

Name of Recipient: Address:

Schedule I

Invention Assignment Notice

You are hereby notified that the Award Agreement between you and MALLARD HOLDCO, LLC, dated as of                 , does not apply to any invention which qualifies fully for exclusion under the provisions of Section 2870 of the California Labor Code. The following is the text of California Labor Code § 2870:

CALIFORNIA LABOR CODE SECTION 2870

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)	Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)	Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

MALLARD HOLDCO, LLC

By:
Name:
Title:

I acknowledge receiving a copy of this Invention Assignment Notice:

Date: ______________________